UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2022 (December 6, 2022)

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Indenture and Notes

On December 9, 2022, Axon Enterprise, Inc. (the “Company”) issued and sold $690 million aggregate principal amount of its 0.50% Convertible Senior Notes due 2027 (the “Notes”), which amount includes $90 million aggregate principal amount of Notes sold pursuant to the initial purchasers’ (the “Initial Purchasers”) full exercise of their option to purchase additional Notes. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of December 9, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes were sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will bear interest at a rate of 0.50% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2023. The Notes will mature on December 15, 2027, unless earlier converted, redeemed or repurchased.

The initial conversion rate of the Notes is 4.3720 shares of the Company’s Common Stock (“Common Stock”) per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $228.73 per share). The conversion rate will be subject to adjustment upon the occurrence of certain events specified in the Indenture but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined in the Indenture) or if the Company delivers a Notice of Redemption (as defined in the Indenture), the Company will, under certain circumstances, increase the conversion rate by a number of additional shares of Common Stock as described in the Indenture for a holder who elects to convert its Notes in connection with such Make-Whole Fundamental Change or to convert its Notes called (or deemed called) for redemption during the related redemption period in connection with such Notice of Redemption, as the case may be.

Prior to the close of business on the business day immediately preceding September 15, 2027, the Notes will be convertible at the option of the holders thereof only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2023 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period in which, for each trading day of that period, the Trading Price (as defined in the Indenture), as determined following a request by a holder of Notes in accordance with the procedures described in the Indenture, per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called as provided in the Indenture) for redemption; or (4) upon the occurrence of specified corporate events described in the Indenture. On or after September 15, 2027 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing conditions. Upon conversion, the Notes will be settled in cash up to the aggregate principal amount of the Notes to be converted, and in cash, shares of Common Stock or any combination thereof, at the Company’s option, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Company may not redeem the Notes prior to December 22, 2025. On or after December 22, 2025, the Company may redeem for cash all or any portion of the Notes (subject to the limitation described below), at the Company’s option, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company elects to redeem fewer than all the outstanding Notes, at least $100 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change (as defined in the Indenture) prior to the maturity date of the Notes, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The Notes are the Company’s general unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s liabilities that are not so subordinated (including any borrowings under the Company’s existing or future revolving line of credit); effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to any indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture contains customary terms and covenants. If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs and is continuing, either the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company (and not involving solely one or more of the Company’s Significant Subsidiaries (as defined in the Indenture)), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable immediately. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

●	the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

●	the Company defaults in the payment of principal on any Note when due and payable at the stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

●	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five business days;

●	failure by the Company to issue (i) a Fundamental Change Company Notice (as defined in the Indenture) or a notice of a Make-Whole Fundamental Change, in either case when due and such failure continues for two business days, or (ii) notice of a specified corporate transaction (as described in the Indenture) when due and such failure continues for five business days;

●	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

●	failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

●	default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; and

●	certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 0.50% Convertible Senior Notes due 2027, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge Transactions

On December 6, 2022 and December 7, 2022, in connection with the offering of the Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with certain of the Initial Purchasers or their affiliates and other financial institutions (collectively, the “Counterparties”). On December 9, 2022, the Company used approximately $70.7 million of the net proceeds from the offering of the Notes to pay the cost of the Convertible Note Hedge Transactions (after such cost was partially offset by the proceeds to the Company from the sale of the Warrants (as described below)). The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 3.0 million shares of the Company’s common stock (“Common Stock”), the same number of shares of Common Stock initially underlying the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Common Stock upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted Notes, as the case may be, in the event that the market price per share of Common Stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the strike price of the Convertible Note Hedge Transactions, which initially corresponds to the initial conversion price of the Notes, or approximately $228.73 per share of Common Stock.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with each of the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by reference to the form of the confirmation for the Convertible Note Hedge Transactions entered into with each of the Counterparties on December 6, 2022 and December 7, 2022, which form is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on December 6, 2022 and December 7, 2022, the Company separately entered into privately negotiated warrant transactions whereby the Company sold to the Counterparties warrants (the “Warrants”) to acquire, collectively, subject to anti-dilution adjustments, approximately 3.0 million shares of Common Stock at an initial strike price of $338.8600 per share. On December 9, 2022, the Company received aggregate proceeds of approximately $124.3 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market price per share of the Common Stock, as measured under the terms of the Warrants, exceeds the strike price of the Warrants, the Warrants could have a dilutive effect on the Common Stock, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by the Company with each of the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

The foregoing description of the Warrants is qualified in its entirety by reference to the form of confirmation for the Warrants entered into with each of the Counterparties on December 6, 2022 and December 7, 2022, which form is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Notes and Indenture is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 with respect to the Purchase Agreement, the Notes, the Indenture and the Warrants is incorporated herein by reference.

 The Company issued and sold the Notes to the Initial Purchasers and the Warrants to the Counterparties, in each case, in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Purchase Agreement also contemplated the resale of the Notes to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under and Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have not been registered under the Securities Act, or any state securities laws, and the Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants may not be offered or sold in the United States absent registration or the availability of exemptions from the registration requirements of the Securities Act and applicable state securities laws. The Company does not intend to file a shelf registration statement for the resale of the Notes, the Warrants or the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants. Initially, a maximum of 4,072,449 shares of the Company's common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 4.3720 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. Initially, a maximum of 6,033,360 shares of the Company's common stock may be issued upon exercise of the Warrants, which is subject to adjustments pursuant to the terms of such Warrants.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 9, 2022, between Axon Enterprise, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 0.50% Convertible Senior Note due 2027 (included as Exhibit A in Exhibit 4.1)
10.1	Form of Convertible Note Hedge Confirmation.
10.2	Form of Warrant Confirmation.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2022	Axon Enterprise, Inc.

	By:	/s/ Brittany Bagley
Brittany Bagley
Chief Financial Officer and Chief Business Officer